UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
May 8, 2007

SUB-URBAN BRANDS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-109903	47-0926492
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8723 Bellanca Ave, Bldg A, Los Angeles, CA	90045
(Address of Principal Executive Offices)	(Zip Code)

(310) 670-0132
Registrant's Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement Item

Agreement to Acquire The Apparel Agent, LLC.

On May 8, 2007, Sub-Urban Brands, Inc. (the "Company") entered into a definitive agreement (the “Agreement”) with The Apparel Agent, LLC , Jiun Ku and Shirley Fong (the “Sellers”) to acquire 22.5%, 22.5% and 22.5%%, respectively, of the equity interests of The Apparel Agent, LLC, a design, marketing, sales and manufacturing firm headquartered in Los Angeles, CA . The Company has agreed at the closing to pay the Sellers an aggregate of $500,000 in cash and to issue secured promissory notes to each of Ms. Ku and Ms. Fong in the aggregate amount of $175,000. The Company also agreed to directly invest an additional $1,050,000 into The Apparel Agent, LLC during the 12 months following the closing.

Both of the promissory notes will bear interest at 8% per annum and will be due and payable at the earlier of (i) the first anniversary of the closing or (ii) upon the occurrence of an event of default, as defined therein. The Company may prepay the outstanding principal balance and unpaid accrued interest of both of the promissory notes in full. The notes will be secured by the assets of the Company pursuant to the terms of a security agreement between the parties, however, Ms. Ku and Ms. Fong have agreed to subordinate such notes as requested by the Company in connection with certain merger or combination transactions or future fundraising events.

The Company intends to fund the cash portion of the purchase price of the acquisition through a subsequent financing, however, there is no guarantee the Company will be successful in raising the required capital. The Agreement contains representations, warranties and covenants typical of transactions of this nature. Consummation of the transaction is subject to conditions typical of transactions of this type in the United States, including completion of due diligence by the Company and raining capital to finance the acquisition. The Company anticipates that the transaction will be consummated on or before June 15, 2007.
The foregoing description of the Agreement, promissory notes and security agreement are qualified in its entirety by reference to such Agreement, together with the forms of promissory notes and security agreement attached as exhibits thereto, which are filed as Exhibit 10.1 hereto, and which are hereby incorporated by reference herein.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

Sub-Urban Brands, Inc.

Date: May 14, 2007	By:	/s/ Joe Shortal
Joe Shortal
Chief Executive Officer

EXHIBIT INDEX

(c) Exhibits

Exhibit Number	Description
10.1	Membership Interest Purchase Agreement by and among Sub-Urban Brands, Inc., The Apparel Agent, LLC, Jiun Ku and Shirley Fong dated May 8, 2007.